UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
SEPTEMBER 21, 2001
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

Laboratory Corporation of America Holdings-Registered Trademark-
Holdings (Labcorp-Registered Trademark) (NYSE: LH) today announced that its National Genetics Institute Inc. (NGI) had its Biologics License applications for the UltraQual-Trademark-GCV RT-PCR and UltraQual-Trademark-HIV-1 RT-PCR assays approved by the U.S. Food and Drug Administration (FDA). NGI's UltraQual-Trademark_ assays for HVC and HIV-1 are the first nucleic acid amplification tests (NAT) to be approved by the FDA for donor screening and will result in earlier detection of HCV or HIV-1 infection in plasma donors as well as increase the overall safety of plasma derived products. The FDA has also approved the use of the NGI UltraQual-Trademark-HIV-1 RT-PCR assay in combination with approved pooling algorithms as an alternative to currently licensed HIV-1 p24 antigen tests for the screening of Source Plasma

When used in combination with FDA approved pooling and resolution algorithms, NGI's UltraQual-Trademark- HCV RT-PCR and UltraQual-Trademark-HIV-1 RT-PCR assays are indicated for the qualitative detection of Hepatitis C Virus (HCV) and Human Immunodeficiency Virus, type 1 (HIV-1) nucleic acids in pools of human Source Plasma comprised of equal aliquots of not more than 512 individual plasma samples respectively.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

(c)  Exhibit

20   Press release of the Company dated September 21, 2001.



SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                  ----------------------------------
                      Bradford T. Smith
                      Executive Vice President,
                      General Counsel, Secretary
                      and Compliance Officer



Date: September 21, 2001